EXHIBIT 23(b)

                 DELOITTE & TOUCHE LLP
                   TAMPA, FLORIDA

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Outback Steakhouse, Inc. on
Form S-8 of our report dated February 20, 1998, appearing in the Annual Report on Form 10-K of Outback Steakhouse, Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Tampa, Florida
May 21, 1999